                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934


                            September 20, 1999
              Date of Report (Date of earliest event reported):


                              SUPERGEN, INC.
            (Exact name of registrant as specified in its charter)

            Delaware               0-27628              91-1841574
            --------               -------              ----------
        (State or other           (Commission          (IRS Employer
        jurisdiction of           File Number)       Identification No.)
        incorporation)


        Two Annabel Lane, Suite 220, San Ramon, California      94583
        --------------------------------------------------    ----------
            (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (925) 327-0200

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ITEM 5.  WARRANT REDEMPTION

     As of September 20, 1999, the closing bid price of SuperGen, Inc. common stock for the preceding twenty consecutive trading days exceeded $18.00 per share. Under the terms of the Warrant Agreement, dated March 12, 1996, between us and ChaseMellon Shareholder Services LLC (the successor to First Interstate Bank of California), on September 20, 1999 we were entitled to give notice of the redemption of warrants issued under the Warrant Agreement (the "Warrants") that are outstanding at a time at least thirty days from the date of our redemption notice. Accordingly, on September 20, 1999 we gave notice to all Warrant holders and to ChaseMellon Shareholder Services LLC that we will redeem all outstanding Warrants on April 16, 2000. All rights of Warrant holders other than the right to receive the redemption price per Warrant equal to $0.25 per Warrant will terminate from and after April 16, 2000. Our providing notice of the redemption of the Warrants does not preclude the earlier exercise of a Warrant by a Warrant holder as permitted under the terms of the Warrant Agreement. The Warrants are listed for trading on the Nasdaq National Market under the symbol "SUPGW."


ITEM 7.FINANCIAL STATEMENTS AND EXHIBITS.

      (c)     Exhibits

              99.1  Press release dated September 23, 1999.

        ____________________________



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                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SUPERGEN, INC.




     Date:  October 4, 1999             By:   /s/ Joseph Rubinfeld
                                              ----------------------------------
                                              Joseph Rubinfeld, Ph.D.
                                              Chief Executive Officer, President
                                              and Director


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                                 EXHIBIT INDEX


Exhibit No.             Description
-----------             -----------

99.1                    Press release dated September 23, 1999



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